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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference into the Registration Statement of GIANT GROUP, LTD. on Form S-8 (File No. 33-16848) of our report dated March 10, 1995, on our audits of the consolidated financial statements of GIANT GROUP, LTD. as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.



Philadelphia, Pennsylvania
March 27, 1996